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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 28, 2000, relating to the financial statements and financial highlights which appear in the May 31, 2000 Annual Report to Shareholders of Flag Investors Equity Partners Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Semi-Annual Reports and Annual Reports" in such Registration Statement.



PricewaterhouseCoopers LLP

Baltimore, Maryland
September 27, 2000